CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2024, relating to the financial statements of Hippo Holdings Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 28, 2024